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                                                        EXHIBIT 1

                        ARCHSTONE - SMITH OPERATING TRUST

                              5.625% Notes Due 2014

                             Underwriting Agreement

                                                                   July 28, 2004

Banc of America Securities LLC
Citigroup Global Markets Inc.
As Representatives of the several Underwriters
         c/o  Banc of America Securities LLC
         214 North Tryon Street
         Charlotte, NC 28255

         and

         Citigroup Global Markets Inc.
         388 Greenwich Street
         New York, New York 10013

Dear Ladies and Gentlemen:

            Archstone - Smith Operating Trust, a real estate investment trust organized under the laws of the State of Maryland (the "Company"), proposes to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters"), the principal amount of its debt securities identified in
Schedule I hereto (the "Securities"), to be issued under the indenture specified in Schedule I hereto (the "Indenture") between the Company and the Trustee identified in such Schedule (the "Trustee").

            The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the

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Securities Act of 1933, as amended, and the rules and regulations of the
Commission thereunder (collectively, the "Securities Act"), a registration statement (File Number 333-114394) on Form S-3, relating to certain debt securities (the "Shelf Securities") to be issued from time to time by the Company. The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities. The registration statement as amended to the date of this Agreement is hereinafter referred to as the "Registration Statement" and the related prospectus covering the Shelf Securities in the form used to confirm sales of the Securities is hereinafter referred to as the "Basic Prospectus." The Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form used to confirm sales of the Securities is hereinafter referred to as the "Prospectus." Any reference in this Agreement to the Registration Statement, the Basic Prospectus, or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") or under the Securities Act on or before the date of this Agreement or the date of the Basic Prospectus or the Prospectus, as the case may be; and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

            The Company hereby agrees with the Underwriters as follows:

            1. The Company agrees to issue and sell the Securities to the Underwriters as hereinafter provided, and the Underwriters, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree to purchase from the Company the principal amount of Securities set forth in Schedule I hereto at the purchase price set forth in
Schedule I hereto plus accrued interest, if any, from the date specified in
Schedule I hereto to the date of payment and delivery.

            2. The Company understands that the Underwriters intend (i) to make a public offering of the Securities and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

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            3. Payment for the Securities shall be made to the Company or to its order in immediately available funds on the date and at the time and place set forth in Schedule I hereto (or at such other time and place on the same or such other date, not later than the third Business Day thereafter, as the Underwriters and the Company may agree in writing). Such payment will be made upon delivery to the Underwriters of the Securities registered in such names and in such denominations as the Underwriters shall request not less than two full Business Days prior to the date of delivery, with any transfer taxes payable in connection with the transfer to the Underwriters duly paid by the Company. As used herein, the term "Business Day" means any day other than a Saturday or Sunday or a day on which banks are permitted or required to be closed in New
York City. The time and date of such payment and delivery with respect to the Securities are referred to herein as the "Closing Date." The certificates for the Securities will be made available for inspection and packaging by the Underwriters by 1:00 P.M. on the Business Day prior to the Closing Date at such place in New York City as the Underwriters and the Company shall agree.

            4. The Company represents and warrants to the Underwriters that:

            (a) the Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented, if applicable) comply, or will comply, as the case may be, in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act"), and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, and in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading, and the Prospectus, as amended or supplemented at the Closing Date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the

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Trustee, and (ii) statements or omissions in the Registration Statement or the
Prospectus made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by the Underwriters expressly for use therein, it being agreed and understood that the only such information is that described as such in the second paragraph of Section 7 hereof;

            (b) the documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (c) KPMG LLP, who has certified the financial statements filed with the Commission as part of the Registration Statement and the Prospectus or incorporated by reference therein, are independent public accountants as required by the Securities Act;

            (d) the financial statements and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus, present fairly the consolidated financial position of the Company and its consolidated subsidiaries and the entities which were acquired by or merged into the Company (the "Company Group") as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the period specified; the financial statements with respect to the properties acquired by the Company or the entities which were acquired by or merged into the Company, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement or the Prospectus, present fairly the financial position and the results of operations of such properties at the indicated dates and for the indicated periods; the foregoing financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement or the Prospectus present fairly the information required to be stated therein; the financial information and statistical data included or incorporated by reference in the Registration Statement or the Prospectus present fairly the information shown therein and

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have been compiled on a basis consistent with the financial statements presented therein; and the pro forma financial information and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable;

            (e) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business prospects, management, financial position, shareholders' equity or results of operations of the Company and its Subsidiaries (as defined below), taken as a whole (a "Material Adverse Effect"), otherwise than as set forth or contemplated in the Prospectus; and except as set forth or contemplated in the Prospectus neither the Company nor any of its Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its Subsidiaries taken as a whole;

            (f) the Company has been duly organized and is validly existing as a real estate investment trust of unlimited duration with transferable shares of beneficial interest in good standing under the laws of the State of Maryland, with power and authority (trust or other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

            (g) each of the Company's subsidiaries (within the meaning of the Securities Act) is listed in Schedule II hereto (the "Subsidiaries") and has been duly incorporated or organized and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, under the laws of its jurisdiction of incorporation, formation or organization, with power and authority (corporate or other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign entity or limited partnership, as the case may be, for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and all the outstanding equity securities of each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and (except for general partnership

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interests or in the case of foreign Subsidiaries, for directors' qualifying shares) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

            (h) neither the Company nor any of its Subsidiaries is party to any joint venture with any other entity, except as described or incorporated by reference in the Prospectus;

            (i) this Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and the effect of general principles of equity, and except as rights to indemnity and contribution hereunder may be limited by applicable law;

            (j) the Securities have been duly authorized, and, when issued, authenticated and delivered pursuant to this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and the effect of general principles of equity; the Base Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and the effect of general principles of equity; the First Supplemental Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and the effect of general principles of equity; the Second Supplemental Indenture has been duly authorized, and, when duly executed and delivered by the Company, will constitute a valid and binding agreement enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and the effect of general principles of equity; the Indenture has been duly qualified

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under the Trust Indenture Act; and the Securities and the Indenture will conform to the descriptions thereof in the Prospectus in all material respects;

            (k) neither the Company nor any of the Subsidiaries is, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, (i) its Amended and Restated Declaration of Trust or By-Laws, or
(ii) joint venture agreement, partnership agreement or other governing instruments or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except in the case of clause (ii) for violations and defaults which individually and in the aggregate are not material to the Company and its Subsidiaries taken as a whole or to the holders of the Securities; the issue and sale of the Securities and the performance by the Company of all of the provisions of its obligations under the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will any such action result in any violation of the provisions of the Amended and Restated Declaration of Trust or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Subsidiaries or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act, the Trust Indenture Act and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Securities by the Underwriters or consents, the failure of which to obtain would not have a Material Adverse Effect or a material adverse effect on the consummation of the transactions contemplated by this Agreement or the Indenture or on the validity and enforceability of the Securities and the Indenture;

            (l) the Company is not an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

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            (m) other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Subsidiaries is or may be a party or to which any property of the Company or any of its Subsidiaries is or may be the subject which, if determined adversely to the Company or any of its Subsidiaries, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

            (n) the Company's authorized, issued and outstanding shares of beneficial interest is as set forth or incorporated by reference in the Prospectus; and all of the issued shares of beneficial interest have been duly and validly authorized and issued, are fully paid and non-assessable;

            (o) the Company and each of its Subsidiaries have good and marketable title in fee simple to all real property described in the Prospectus as owned by them and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries and described in the Prospectus are held by them under valid and subsisting leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries;

            (p) the Company and its Subsidiaries taken as a whole carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their business and the value of their properties;

            (q) for the fiscal year ended December 31, 1996 through the period ending on and including October 29, 2001, the Company met the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code");

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            (r) for the period beginning October 30, 2001 and ending on and including the date hereof, the Company has operated in a manner to be classified as a partnership, and not as an association or partnership taxable as a corporation, for federal income tax purposes;

            (s) all material Tax returns required to be filed by the Company Group have been filed and all such returns are true, complete, and correct in all material respects. All material Taxes that are due or claimed to be due from the Company Group have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which, in the case of both clauses (i) and (ii), adequate reserves have been established on the books and records of the Company Group in accordance with GAAP. There are no proposed material Tax assessments against the Company Group. To the best knowledge and belief of the Company, the accruals and reserves on the books and records of the Company Group in respect of any material Tax liability for any Taxable period which liability has not been finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term "Tax" and "Taxes" shall mean all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto;

            (t) each of the Company and its Subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except in each case where the failure to obtain licenses, permits, certificates, consents, orders, approvals and other authorizations, or to make all declarations and filings, would not have a Material Adverse Effect, and none of the Company or any of its Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Registration Statement and the Prospectus and except, in each case, where such revocation or modification would not have a Material Adverse Effect; and the Company and each of its Subsidiaries are in material compliance with all laws, rules and regulations relating to the conduct of their respective businesses as conducted as of the date hereof, except where noncompliance with such laws or regulations would not have a Material Adverse Effect;

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            (u) except as disclosed in the Prospectus, the Company and its
Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their business, (iii) are in compliance with all terms and conditions of any such permit, license or approval and (iv) have no knowledge of the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials on any of the properties owned by them, or of any unlawful spills, releases, discharges or disposal of such hazardous materials that have occurred or are presently occurring off such properties as a result of any construction on or operation and use of such properties, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals or unlawful presence of hazardous materials or occurrence would not, singly or in the aggregate, result in a Material Adverse Effect;

            (v) the mortgages and deeds of trust encumbering the properties and assets described in the Prospectus (i) are not convertible and neither the Company nor any of its Subsidiaries holds a participating interest therein, and
(ii) are not cross-defaulted or cross-collateralized to any property not owned by the Company or any of its Subsidiaries;

            (w) subsequent to the respective dates as of which information is given in the Prospectus, (i) the Company has not purchased any of its outstanding shares of beneficial interest (other than the redemption of common units in accordance with the terms of the Company's Amended and Restated Declaration of Trust and the redemption of the Series D Preferred Units), nor declared, paid or otherwise made any dividend or distribution of any kind on its shares of beneficial interest other than regular periodic dividends on its shares of beneficial interest (preferred or common); and (ii) there has not been any material change in the shares of beneficial interest, short-term debt or long-term debt of the Company, except in either case as described in or contemplated by the Prospectus; and

            (x) the Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities, and the Company has not distributed and has agreed not to distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than the

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Prospectus, any preliminary prospectus filed with the Commission or other material permitted by the Securities Act.

            5. The Company covenants and agrees with the Underwriters as follows:

            (a) to file the Prospectus in a form approved by the Underwriters pursuant to Rule 424 under the Securities Act not later than the Commission's close of business on the second Business Day following the date of determination of the offering price of the Securities;

            (b) to deliver to the Underwriters and counsel for the Underwriters, at the expense of the Company, a signed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein and, during the period mentioned in paragraph (e) below, to the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as the Underwriters may reasonably request;

            (c) from the date hereof and prior to the Closing Date, to furnish to the Underwriters a copy of any proposed amendment or supplement to the Registration Statement or the Prospectus, for review by the Underwriters, and not to file any such proposed amendment or supplement to which the Underwriters reasonably objects;

            (d) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period, to advise the Underwriters promptly, and to confirm such advice in writing, (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose, and (iv) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance

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of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof;

            (e) if, during such period after the first date of the public offering of the Securities as in the reasonable opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, and such amendment or supplement, reasonably satisfactory in all respects to the Underwriters, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Securities may have been sold by you and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing at the time that the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

            (f) to endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities and to pay all fees and expenses (including fees and disbursements of counsel to the Underwriters) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Underwriters may designate; provided that the Company shall not be required to file a general consent to service of process in any jurisdiction or to qualify to do business in any jurisdiction where it is not so qualified;

            (g) to make generally available to its security holders and to the Underwriters as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

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            (h) to operate in a manner to continue to be classified as a partnership, and not as an association or partnership taxable as a corporation, for federal income tax purposes;

            (i) so long as the Securities are outstanding, to furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to holders of Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

            (j) during the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of, or guaranteed by, the Company which are substantially similar to the Securities without the Underwriters' prior written consent;

            (k) to use the net proceeds of the offering of the Securities in the manner specified in the Prospectus under "Use of Proceeds;"

            (l) as long as any Securities are outstanding, not to be or become an open-end investment trust, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under the Investment Company Act; and

            (m) to pay all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement and the Prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriters may designate (including reasonable fees of counsel for the Underwriters and their disbursements), (iv) related to any filing with National Association of Securities Dealers, Inc. in respect of the Securities, (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, the Preliminary and Supplemental Blue Sky Memoranda and any Legal Investment Survey and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided and (vi) payable to rating agencies in connection with the rating of the Securities.

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            6. The obligations of the Underwriters hereunder shall be subject to the following conditions:

            (a) the representations and warranties of the Company contained herein are true and correct as of the date hereof and as of the Closing Date as if made on and as of the date hereof and of the Closing Date, and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

            (b) the Prospectus shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Underwriters;

            (c) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or
(ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

            (d) since the respective dates as of which information is given in the Prospectus there shall not have been any material change in the shares of beneficial interest, short-term debt or long-term debt of the Company or any Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

            (e) the Underwriters shall have received on and as of the Closing Date a certificate of two officers of the Company, at least one of whom is a Chairman, Chief Executive Officer, Chief Financial Officer or Vice President of the Company satisfactory to the Underwriters, to the effect set forth in subsections (a) through (c) of this Section and to the further effect that there has not occurred any

Material Adverse Effect from that set forth or contemplated in the Registration Statement;

            (f) Mayer, Brown, Rowe & Maw LLP, counsel for the Company, shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

            (i) the Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with power and authority (trust or other) to own its properties and conduct its business as described in the Prospectus as then amended or supplemented;

            (ii) the Company has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

            (iii) [reserved]

            (iv) other than as set forth or contemplated in the Prospectus, to such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is or may be a party or to which any property of the Company or its Subsidiaries is or may be the subject which, if determined adversely to the Company or such Subsidiaries, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect; to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and such counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required;

            (v) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and except as rights to indemnity and contribution hereunder may be limited by applicable law;

            (vi) the Securities have been duly authorized, executed and delivered by the Company and, when duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

            (vii) the Base Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

            (viii) the First Supplemental Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

            (ix) the Second Supplemental Indenture has been duly authorized, and, when duly executed and delivered by the Company, will constitute a valid and binding agreement enforceable against the Company in accordance with its terms, except to the extent enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

            (x) the Indenture has been duly qualified under the Trust Indenture Act;

            (xi) the Indenture and the Securities conform in all material respects to the descriptions thereof in the Registration Statement and the Prospectus;

            (xii) the Company's authorized, issued and outstanding shares of beneficial interest is as set forth or incorporated by reference in the Prospectus; and all of the issued shares of beneficial interest have been duly and validly authorized and issued, are fully paid and non-assessable;

            (xiii) neither the Company nor any of its Subsidiaries is, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, (i) its Amended and Restated Declaration of Trust, By-Laws, partnership agreement or other governing instruments or (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults (other than violations or defaults with respect to the Amended and Restated Declaration of Trust and Bylaws of the Company) which individually and in the aggregate are not material to the Company and its Subsidiaries taken as a whole or to the holders of the Securities; the issue and sale of the Securities and the performance by the Company of its obligations under the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) nor will any such action result in any violation of the provisions of the Amended and Restated Declaration of Trust, or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Subsidiaries or any of their respective properties, the violation of which would have a Material Adverse Effect or a material adverse effect on the consummation of the transactions contemplated by this Agreement or the Indenture or on the validity and enforceability of the Securities and the Indenture;

            (xiv) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities or the consummation of the other transactions contemplated by this Agreement or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and the Trust Indenture Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters or consents, the failure of which to obtain would not have a Material Adverse Effect or a material adverse effect on the consummation of the transactions contemplated by this Agreement or the Indenture or on the validity and enforceability of the Securities and the Indenture;

            (xv) the statements (A) contained in the Basic Prospectus under "Description of Debt Securities" and in the prospectus supplement specifically relating to the Securities under "Description of Notes," (B) incorporated by reference in the Prospectus from Item 3 of Part 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2003, and (C) contained in the Registration Statement in Item 15 insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, are true and correct in all material respects;

            (xvi) (A) the Company was qualified to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Code, for the fiscal year ended December 31, 1996 through the period ending on and including October 29, 2001, (B) Archstone - Smith Trust qualified to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Code, as amended, for the fiscal year ended December 31, 2003, (C) the Company was classified as a partnership, and not as an association or partnership taxable as a corporation, for federal income tax purposes, from October 30, 2001, through the date hereof, and (D) based on the representation that the Company will continue to satisfy the "90% qualifying income" test under Section 7704 of the Code, the Company will be classified for federal income tax purposes as a partnership, and not as an association or partnership taxable as a corporation; and the Company is not an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under the Investment Company Act;

            (xvii) the investments of the Company described in the Prospectus are permitted investments under the Amended and Restated Declaration of Trust of the Company;

            (xviii) the Registration Statement is effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceeding therefor initiated or, to the best of such counsel's knowledge and information, threatened by the Commission; and

            (xix) such counsel (A) is of the opinion that each document incorporated by reference in the Registration Statement and the Prospectus (except for the financial statements, supporting schedules and other financial data included therein or omitted therefrom and except for the Form T-1 as to which such counsel need express no opinion) when filed with the Commission complied as to form in all material respects with the Exchange Act (B) believes that (except for the financial statements, supporting schedules and other financial data included therein or omitted therefrom and except for the Form T-1 as to which such counsel need express no belief) each part of the Registration Statement (including the documents incorporated by reference therein) filed with the Commission pursuant to the Securities Act relating to the Securities, when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) is of the opinion that the Registration Statement and the Prospectus and any amendments and supplements thereto (except for the financial statements, supporting schedules and other financial data included therein or omitted therefrom and except for the Form T-1 as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act and (D) believes that (except for the financial statements, supporting schedules and other financial data included therein or omitted therefrom and except for the Form T-1 as to which such counsel need express no belief) the Registration Statement and the Prospectus, as of their respective dates and on the date of this Agreement, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, and in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading, and that the Prospectus as amended or supplemented, if applicable, on the Closing Date does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the States of Illinois, Maryland and New York, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel or such certificates is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon. With respect to the matters to be covered in subparagraph (xvi) above counsel may state their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto but is without independent check or verification except as specified. In rendering the opinions contained in (xiii), such opinions may be based upon (a) the Code and the rules and regulations promulgated thereunder, (b) Maryland law existing and applicable to the Company, (c) facts and other matters set forth in the Prospectus, (d) the provisions of the Amended and Restated Declaration of Trust of the Company, and (e) certain statements and representations made by the Company to Mayer, Brown, Rowe & Maw LLP provided that such statements and representations are also set forth in a certificate to the Underwriters.

            (g) Caroline Brower, Executive Vice President and General Counsel of the Company, shall have furnished to the Underwriters her written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that

            (i) other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending or, to the best of her knowledge, threatened to which the Company or any of its Subsidiaries is or may be a party or to which any property of the Company or its Subsidiaries is or may be the subject which, if determined adversely to the Company or such Subsidiaries, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and

            (ii) to the best of her knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; she does not know of any amendment to the Registration Statement required to be filed; and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required;

            (h) on the date of execution of this Agreement and also on the Closing Date, KPMG LLP shall have furnished to you letters, dated such respective dates of delivery, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

            (i) [reserved];

            (j) the Underwriters shall have received on and as of the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Underwriters, with respect to the validity of the Indenture and the Securities, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

            (k) the Company's Chief Executive Officer and Chief Financial Officer certifications which are required to accompany the Company's quarterly report for the first quarter ended March 31, 2004 when filed with the Commission pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 pursuant to 18 U.S.C.
Section 1350 shall have been filed, and copies thereof shall have been provided to the Representatives; and

            (l) on or prior to the Closing Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Underwriters shall reasonably request.

            7. The Company agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) arising out of or caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or arising out of or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus or any preliminary prospectus, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arising out of or are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to the

Underwriters furnished to the Company in writing by the Underwriters expressly for use therein, it being agreed and understood that the only such information is that which is described as such in the second paragraph of this section; provided, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of the person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased Securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented if the Company shall have previously furnished any amendments or supplements thereto to such Underwriters) and, if required by law, a copy of the Prospectus (as so amended or supplemented but excluding any material incorporated by reference) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Securities to such person.

            The Underwriters agree, severally and not jointly, to indemnify and hold harmless the Company, its trustees, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with reference to information relating to the Underwriters furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus. For purposes of this Section 7 and Section 4(a), the only written information furnished by the Underwriters to the Company expressly for use in the Registration Statement and the Prospectus is the information in the fourth, sixth, seventh, eighth and eleventh paragraphs (other than with respect to the Company) under the caption "Underwriting" in the prospectus supplement.

            If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of the Underwriters shall be designated in writing by the Representatives and any such separate firm for the Company, its trustees, its officers who sign the Registration Statement and such control persons of the Company or authorized representatives shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement; provided that if it is ultimately determined that an Indemnified Person was not entitled to indemnification hereunder, such person shall be responsible for repaying or reimbursing such amounts to the Indemnifying Person. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

            If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total underwriting discounts received by the Underwriters bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall the Underwriters be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of the Underwriters to contribute pursuant to this Section 7 is several in proportion to their respective underwriting commitment and is not joint.

            The indemnity and contribution agreements contained in this Section 7 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

            The indemnity and contribution agreements contained in this Section 7 and the representations, warranties, and covenants of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriters or any person controlling the Underwriters or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

            8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange, (ii) trading of any securities of or guaranteed by the Company shall have been suspended or materially limited on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iv) there shall have occurred any outbreak or escalation of hostilities involving the United States or any change in financial markets in the United States or any calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, material and adverse and which, in the judgment of the Representatives makes it impracticable or inadvisable to market the Securities on the terms and in the manner contemplated in the Prospectus or (v) there has occurred a material disruption in securities settlement or clearance services.

            9. If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters, for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering of Securities contemplated hereunder and the Company shall then be under no further liability to the Underwriters except as provided in Sections 5(m) and 7 of this Agreement.

            10. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein. If within thirty six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Closing Date for such Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the reasonable opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the this Agreement with respect to such Securities.

                  (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one eleventh of the aggregate principal amount of the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase under this Agreement relating to such Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase under this Agreement) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                  (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one eleventh of the aggregate principal amount of the Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, and the Company shall then be under no further liability to the Underwriters except as provided in Sections 5(m) and 7 of this Agreement; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

            11. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

            12. Under the terms of the Company's Amended and Restated Declaration of Trust, all persons dealing with the Company shall look solely to the Company property for satisfaction of claims of any nature, and no trustee, officer, agent or shareholder of the Company shall be held to any person liable in tort, contract or otherwise as the result of the execution and delivery of this Agreement by the Company.

            13. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to Banc of America Securities LLC, 214 North Tryon Street, Charlotte, NC 28255 (facsimile number: (704) 388 9939), Attn: Transaction Management, and Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013 (facsimile number: (212) 723-8971), Attn: Liability Management. Notices to the Company shall be given to it at 9200 East Panorama, Suite 400, Englewood, Colorado 80112 (facsimile number: (303) 708-6954), Attn: Caroline Brower, Senior Vice President and General Counsel.

            14. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

                [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

            If the foregoing is in the accordance with your understanding, please sign and return to us five counterparts hereof.

                                               Very truly yours,

                                         ARCHSTONE - SMITH OPERATING TRUST

                                         By: /s/ Archstone-Smith Operating Trust
                                             -----------------------------------
                                                 Name:
                                                 Title:

Accepted: July 28, 2004

BANC OF AMERICA SECURITIES LLC

By: /s/ Banc of America Securities LLC
    -----------------------------------
    Name:
    Title:

CITIGROUP GLOBAL MARKETS INC.

By: Citigroup Global Markets Inc.
    -----------------------------------
    Name:
    Title:

Acting on behalf of themselves and as the Representatives of the other Underwriters

                            Schedule I

Underwriters:     Banc of America Securities LLC................  $120,000,000
                  Citigroup Global Markets Inc..................  $120,000,000
                  Credit Suisse First Boston LLC................  $ 12,000,000
                  J.P. Morgan Securities Inc. ..................  $ 12,000,000
                  Lehman Brothers Inc. .........................  $ 12,000,000
                  Morgan Stanley & Co. Incorporated.............  $ 12,000,000
                  Piper Jaffray & Co. ..........................  $  3,000,000
                  Scotia Capital (USA) Inc. ....................  $  3,000,000
                  SunTrust Capital Markets, Inc. ...............  $  3,000,000
                  Wedbush Morgan Securities Inc. ...............  $  3,000,000

Underwriting Agreement dated:   July 28, 2004
Registration Statement Number:  333-114394
Title of Securities:            5.625% Senior Notes due 2014 (the "Notes")
Aggregate Principal Amount:     $300,000,000
Purchase Price:                 99.135% of the principal amount, plus accrued
                                interest, if any, from August 2, 2004 to the
                                Closing Date
Price to Public:                99.785% of the principal amount, plus accrued
                                interest, if any, from August 2, 2004 to the
                                Closing Date
Indenture:                      Indenture dated as of February 1, 1994
                                between the Company and Morgan Guaranty
                                Trust Company of New York, as trustee
                                (the "Base Indenture"), as supplemented
                                by the First Supplemental Indenture dated
                                as of February 2, 1994 between the
                                Company and U.S. Bank National
                                Association (successor in interest to
                                State Street Bank and Trust Company), as
                                successor trustee (the "Trustee") (the
                               "First Supplemental Indenture") and the
                                Second Supplemental Indenture to be
                                entered into as of the Closing Date
                                between the Company and Trustee (the
                               "Second Supplemental Indenture," and
                                together with the First Supplemental
                                Indenture and the Base Indenture, the
                                "Indenture").
Maturity:                       August 15, 2014

Interest Rate:                  5.625%
Interest Payment Dates:         February 15 and August 15, commencing
                                February 15, 2005
Optional Redemption Provisions: The Notes are redeemable at any time at the option of the Company, in whole or in part, at
                                a redemption price equal to the sum of (i) the
                                principal amount of the Notes being redeemed
                                plus accrued interest thereon to the redemption
                                date and (ii) the Make-Whole Amount (as defined
                                in the Prospectus Supplement relating to the
                                Notes, if any (the "Redemption Price")
Sinking Fund Provisions:        None
Closing Date:                   The Closing will be held at Time of Delivery:
                                10:00 a.m. (E.S.T.) on August 2, 2004, with the
                                Notes being delivered through the book-entry
                                facilities of The Depository Trust Company
                                ("DTC") and made available for checking by DTC
                                and the Trustee at least 24 hours prior to the
                                Closing Date
Closing Location:               Offices of Skadden, Arps, Slate, Meagher & Flom
                                LLP, Four Times Square, New York, NY 10036

                           Schedule II

                           SUBSIDIARIES

                 ARCHSTONE-SMITH OPERATING TRUST

                                                  State of
                                              Incorporation or          Percentage
Subsidiary Name                                 Organization              Owned
---------------                               ----------------          ----------
Archstone-Smith Communities LLC                   Delaware                 100%

PTR-California Holdings (1) LLC                   Delaware                 100%

PTR-California Holdings (3) LLC                   Delaware                 100%

PTR-Colorado (1), LLC                             Colorado                  80%

Security Capital Atlantic Multifamily LLC         Delaware                 100%

SCA-North Carolina (1) LLC                        Delaware                 100%

SCA-North Carolina (2) LLC                        Delaware                 100%

SCA Florida Holdings (2) LLC                      Delaware                 100%

Smith Property Holding Renaissance Manager        Delaware                 100%
L.L.C.

SCA North Carolina Limited Partnership            Delaware                 100%

ASN Washington Holdings (1) LLC                   Delaware                 100%

ASN RH Member LLC                                 Delaware                 100%

ASN San Diego LLC                                 Delaware                 100%

ASN Studio City LLC                               Delaware                 100%

ASN Massachusetts Holdings (1) LLC                Delaware                 100%

ASN Massachusetts Holdings (2) LLC                Delaware                   100%

ASN Massachusetts Holdings (3) LLC                Delaware                   100%

ASN Massachusetts Holdings (4) LLC                Delaware                   100%

ASN Massachusetts Holdings (5) LLC                Delaware                   100%

ASN Multifamily Limited Partnership               Delaware                   100%

Turtle Run at Coral Springs, L.L.C.               Delaware                    25%

ASN Pinacle LLC                                   Delaware                   100%

Smith Property Holding Ballston Place LLC         Delaware                   100%

ASN Dakota Ridge L.L.C.                           Delaware                    78%

ASN Wendemere L.L.C.                              Delaware                 88.54%

Archstone Management Services (Florida)           Delaware                   100%
Incorporated

Archstone Vinnin Square LLC                       Delaware                    25%

ASN Northgate, LLC                                Delaware                   100%

ASN Richardson Highlands LLC                      Delaware                   100%

ASN Technologies, Inc.                            Delaware                   100%

ASN Gresham Commons LLC                           Delaware                   100%

ASN Sussex Commons LLC                            Delaware                   100%

ASN Charles Daniels LLC                           Delaware                   100%

ASN Saybrooke LLC                                 Delaware                   100%

ASN Cambridge LLC                                 Delaware                   100%

ASN Watertown LLC                                 Delaware                 100%

ASN Park Place LLC                                Delaware                 100%

ASN Washington Boulevard LLC                      Delaware                 100%

ASN West End LLC                                  Delaware                 100%

ASN SAL Holdings LLC                              Delaware                 100%

Courthouse Hill L.L.C.                            Delaware                 100%

Smith Property Holdings 2000                      Delaware                 100%
Commonwealth L.L.C.

Smith Property Holdings Crystal                   Delaware                 100%
Plaza L.L.C.

Smith Property Holdings Dearborn                  Delaware                 100%
Place Manager L.L.C.

Smith Property Holdings One                       Delaware                 100%
East Delaware L.L.C.

Smith Property Holdings Lincoln                   Virginia                 100%
Towers L.L.C.

Smith Property Holdings Crystal Towers L.P.       Delaware                 100%

Smith Property Holdings Kenmore L.P.              Delaware                 100%

First Herndon Associates L.P.                     Delaware                 100%

Archstone Financial Services LLC                  Delaware                 100%

Smith Property Holdings Van                       Delaware                 100%
Ness L.P.

Smith Property Holdings Columbia Road, L.P.       Delaware                 100%

Smith Property Holdings Cronin's Landing L.P.     Massachusetts            100%

Smith Property Holdings                           Delaware                 100%
4411 Connecticut Avenue L.L.C.

Smith Property Holdings                           Delaware                 100%
Buchanan House L.L.C.

Smith Property Holdings                           Delaware                 100%
McClurg Court L.L.C.

Smith Property Holdings Parc Vista L.L.C.         Delaware                 100%

Smith Property Holdings                           Delaware                 100%
Superior Place L.L.C.

Smith Property HoldingsWater Park Towers L.L.C.   Delaware                 100%

Smith Property Holdings Alban                     Delaware                 100%
Towers L.L.C.

Smith Property Holdings Alban Towers Two L.L.C.   Delaware                 100%

Smith Property Holdings Aventura A L.L.C.         Delaware                 100%

Smith Property Holdings Aventura B L.L.C.         Delaware                 100%

Smith Property Holdings                           Delaware                 100%
Aventura C L.L.C.

Smith Property Holdings Consulate L.L.C.          Delaware                 100%

Smith Property Holdings                           Delaware                 100%
Crystal Houses L.L.C.

Smith Property Holdings South Beach Towers        Delaware                 100%
L.L.C.

Smith Property Holdings Sunset Pointe Court       Delaware                 100%
L.L.C.

Smith Property Holdings Sunset Pointe III L.L.C.  Delaware                 100%

Smith Property Holdings Sunset Pointe South       Delaware                 100%
L.L.C.

Smith Property Holdings Concord L.L.C.            Delaware                 100%

Smith Property Holdings Harbour House L.L.C.      Delaware                 100%

Smith Property Holdings Illinois Center L.L.C.    Delaware                 100%

Smith Property Holdings New River Village L.L.C.  Delaware                 100%

Smith Property Holdings Reston Landing L.L.C.     Delaware                 100%

Smith Property Holdings Sagamore Towers, L.L.C.   Delaware                 100%

Smith Property Holdings                           Virginia                 100%
Springfield L.L.C.

Smith Property Holdings Wilson L.L.C.             Delaware                 100%

Metropolitan Acquisition Finance L.P.             Delaware                 100%

Smith Realty Company                              Maryland                 100%

Archstone Property Management LLC                 Delaware                 100%

Archstone Property Management (California)        Delaware                 100%
Incorporated

ASN Maple Leaf (Office) LLC                       Delaware                 100%

ASN Meadow Wood LLC                               Delaware                  100%

ASN Newport Crossing LLC                          Delaware                  100%

ASN Rockville LLC                                 Delaware                  100%

ASN Stone Ridge Manager LLC                       Delaware                  100%

ASN Stone Ridge LLC                               Delaware                   40%

ASN Villa Redondo LLC                             Delaware                  100%

Smith Property Holdings Harbour House South LLC   Delaware                  100%

Smith Property Holdings Five (D.C.) L.P.          Delaware                 99.5%

Smith Property Holdings Five L.P.                 Delaware                 99.5%

Smith Property Holdings Four L.P.                 Delaware                   99%

ASN Lakeshore East LLC                            Delaware                  100%

Smith Property Holdings One (D.C.) L.P.           Delaware                 99.5%

Smith Property Holdings One L.P.                  Delaware                 99.5%

Smith Property Holdings Seven L.P.                Delaware                   99%

Smith Property Holdings Six (D.C.) L.P.           Delaware                 99.5%

Smith Property Holdings Six L.P.                  Delaware                 99.5%

Smith Property Holdings Three (D.C.) L.P.         Delaware                 99.5%

Smith Property Holdings Three L.P.                Delaware                 99.5%

Smith Property Holdings Two (D.C.) L.P.           Delaware                 99.5%

Smith Property Holdings Two L.P.                  Delaware                 99.5%

Archstone-Smith Unitholder Services LLC           Delaware                 100%

ASN Bowie LLC                                     Delaware                 100%

ASN Calabasas I LLC                               Delaware                 100%

ASN Calabasas II LLC                              Delaware                 100%

ASN Cypress Cove LLC                              Delaware                 100%

ASN Dupont Cirle LLC                              Delaware                 100%

ASN Esplanade at Park Center LLC                  Delaware                 100%

ASN Estancia LLC                                  Delaware                 100%

ASN Fairfax Corner LLC                            Delaware                 100%

ASN Las Flores LLC                                Delaware                 100%

ASN Maple Leaf Member LLC                         Delaware                 100%

ASN Marina Del Rey LLC                            Delaware                 100%

ASN Miramar Lakes LLC                             Delaware                 100%

TRG-Pembroke Road LLC                             Florida                  100%

ASN P&M Realty LLC                                Delaware                 100%

ASNN Park Essex LLC                               Delaware                 100%

ASN Presidio View LLC                             Delaware                  50%

ASN Rolling Hills Manager LLC                     Delaware                 100%

ASN Roosevelt Center LLC                          Delaware                 100%

ASN Santa Monica LLC                              Delaware                 100%

ASN Sonoma LLC                                    Delaware                 100%

ASN Ventura LLC                                   Delaware                 100%

Milestone Apartments Business Trust               Delaware                 100%

Panorama Insurance Ltd.                           Bahamas                  100%

Smith Property Holdings Orleans L.L.C.            Delaware                 100%

Smith Property Holdings Plaza 440 Manager L.L.C.  Delaware                 100%

AMERITON Properties Incorporated                  Maryland                 100%

API Barringotn Hills, L.L.C.                      Delaware                 100%

API Chauncey Ranch LLC                            Delaware                 100%

API Genesis Park LLC                              Delaware                 100%

API Hibiscus LLC                                  Delaware                 100%

API Jefferson Park LLC                            Delaware                 100%

API Methuen LLC                                   Delaware                 100%

API Mission North LLC                             Delaware                 100%

API Multifamily Properties I LLC                  Delaware                 100%

API Roosevelt Center Incorporated                 Delaware                 100%


API Sonoma Incorporated                           Delaware                 100%

API Verandahs GP 1 LLC                            Delaware                 100%

API Verandahs GP 2 LLC                            Delaware                 100%

API Verandahs B LLC                               Delaware                 100%

API West End Incorporated                         Delaware                 100%